As filed with the Securities and Exchange Commission on December 21, 2021.

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Embecta Corp.

(Exact name of Registrant as specified in its charter)

Delaware	87-1583942
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip code)

(201) 847-6800

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EMBECTA CORP.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Combined Financial Data of the Diabetes Care Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Our Business.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Our Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Embecta Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Embecta Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Embecta Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Embecta Capital Stock—Charter and Bylaw Provisions.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements and Schedule

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Becton, Dickinson and Company and Embecta Corp.

3.1	Form of Amended and Restated Certificate of Incorporation of Embecta Corp.

3.2	Form of Amended and Restated Bylaws of Embecta Corp.

10.1	Form of Transition Services Agreement by and between Becton, Dickinson and Company and Embecta Corp.

10.2	Form of Tax Matters Agreement by and between Becton, Dickinson and Company and Embecta Corp.*

10.3	Form of Employee Matters Agreement by and between Becton, Dickinson and Company and Embecta Corp.

10.4	Form of Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan

10.5	Form of Embecta Corp. Executive Severance Plan*

10.6	Form of Embecta Corp. Deferred Compensation Plan*

10.7	Form of Embecta Corp. Director’s Deferred Compensation Plan*

10.8	Letter Agreement, dated as of January 25, 2021, by and between Becton, Dickinson and Company and Devdatt Kurdikar

10.9	Letter Agreement, dated as of April 9, 2021, by and between Becton, Dickinson and Company and Jacob Elguicze

10.10	Letter Agreement, dated as of August 13, 2021, by and between Becton, Dickinson and Company and Shaun Curtis

10.11	Letter Agreement, dated as of February 24, 2021, by and between Becton, Dickinson and Company and Ajay Kumar

10.12	Letter Agreement, dated as of May 26, 2021, by and between Becton, Dickinson and Company and Jeff Mann

10.13	Change in Control Employment Agreement, dated as of February 10, 2021, by and between Becton, Dickinson and Company and Devdatt Kurdikar

10.14	Form of Cannula Supply Agreement by and between Becton, Dickinson and Company and Embecta Corp.+

10.15	Form of Contract Manufacturing Agreement by and between Becton, Dickinson and Company and Embecta Corp.*

10.16	Form of Lease Agreement for Holdrege, Nebraska*

10.17	Form of Intellectual Property Matters Agreement by and between Becton, Dickinson and Company and Embecta Corp.*

10.18	Form of Logistics Services Agreement

10.19	Form of Distribution Agreement*

21.1	List of Subsidiaries of Embecta Corp.*

99.1	Information Statement of Embecta Corp., preliminary and subject to completion, dated December 21, 2021

*	To be filed by amendment.
+	Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EMBECTA CORP.

By:	/s/ Devdatt Kurdikar
	Name:	Devdatt Kurdikar
	Title:	President and Chief Executive Officer

Date: December 21, 2021